News Release
FOR IMMEDIATE RELEASE

Terex Corporation Announces Fourth Quarter and Year-End 2012 Financial Results Conference Call

Westport, CT, February 11, 2013 - Terex Corporation (NYSE:TEX) will release its fourth quarter and year-end 2012 financial results on Tuesday, February 19, 2013 after market close. The Company will host a one-hour conference call to review the financial results on Wednesday, February 20, 2013 at 8:30 a.m. EST. Ronald M. DeFeo, Chairman and CEO, will host the call.

A simultaneous webcast of this call will be available on the Company's website, www.terex.com. To listen to the call, select “Investor Relations” in the “About Terex” section on the home page and then click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time.

The call will also be archived on the Company's website under “Audio Archives” in the “Investor Relations” section of the website.

Terex Corporation is a diversified global manufacturer reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing. Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, quarrying, manufacturing, mining, shipping, transportation, refining, energy and utility industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) to make information available to its investors and the market.

Contact Information:
Elizabeth Gaal
Investor Relations Associate
Phone: 203-222-5942
Fax: 203-222-0130
Email: elizabeth.gaal@terex.com

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com